Exhibit 9(b)(2)

                           SCUDDER SERVICE CORPORATION

                   FEE INFORMATION FOR SERVICES PROVIDED UNDER

                            COMPASS SERVICE AGREEMENT

Annual maintenance fee for each participant in a retirement and employee benefit plan:

                                                        First          Each
                                                     Participant     Additional
                                                       Account        Account
                                                       -------        -------
      Money Market Funds                               $28.90         $14.45
      Monthly Income Funds                              25.00          12.50
      Quarterly Distribution Funds                      20.40          10.20
      Annual Distribution Funds                         17.55           8.78

1/12th of the annual maintenance fee shall be charged and payable each month. It will be charged for any participant who at any time during the month had a share or unit account balance in the fund.

Out of pocket expenses shall be reimbursed by the fund to Scudder Service Corporation. Such expenses include but are not limited to the following:

      Supplies:
           Paper and envelopes in connection with participant statements and administration reports
      Telephone (portion allocable to servicing accounts)
      Postage, overnight service or similar services
      Microfilm
      Microfiche

 On behalf of the Funds listed in
 Attachment A:                                  Scudder Service Corporation:


By /s/ David S. Lee                             By /s/ Daniel Pierce
   -----------------------------                   ---------------------------
Date October 1, 1989                            Date October 1, 1989


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                                  ATTACHMENT A

                            COMPASS SERVICE AGREEMENT

Market Market Accounts

      Scudder Cash Investment Trust
      Scudder Government Money Fund

Monthly Income Funds

      Scudder GNMA Fund
      Scudder International Bond Fund
      Scudder Short Term Bond Fund
      Scudder U.S. Government Zero Coupon Target Portfolios

Quarterly Distribution Funds

      Scudder Equity Income Fund
      Scudder Growth and Income Fund
      Scudder Income Fund

Annual Distribution Funds

      Scudder Capital Growth Fund
      Scudder Development Fund
      Scudder Global Fund
      Scudder Gold Fund
      Scudder International Fund

October 1, 1989